Exhibit 10.5

EXCHANGE AGREEMENT

Hudson Bay Master Fund Ltd. (the “Holder”) enters into this Exchange Agreement (this “Agreement”) with RiceBran Technologies, a California corporation (the “Company”), as of December 1, 2023, whereby, among other things, the Holder will exchange the existing Common Stock Purchase Warrant (the “Exchanged Warrant”) to purchase shares of the Company’s common stock, no par value (the “Common Stock”), held by the Holder for shares of Common Stock pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Common Stock Purchase Warrant by and between the Company and the Holder, dated October 20, 2022.

On and subject to the terms hereof, the parties hereto agree as follows:

1.    Surrender of the Exchanged Warrant. Upon and subject to the terms set forth in this Agreement, the Holder hereby agrees to (a) deliver and surrender the Exchanged Warrant (including any warrant certificates related thereto) in exchange for 155,000 shares of Common Stock (such shares, the “Exchange Shares” and such exchange, the “Exchange”) and (b) provide evidence of such delivery and surrender to the Company (the date of such surrender being the “Exchange Date”).

2.    Exchange. As soon as reasonably practicable following receipt of evidence of delivery and surrender of the Exchanged Warrant in accordance with Section 1 hereof, the Company will cause the number of Exchange Shares to be issued to the Holder to be registered in the name of the Holder or its nominee, and electronically issued through the Deposits and Withdrawal at Custodian program at the Depository Trust Company (the “DTC”) to the Holder’s DTC participant account set forth on Schedule I hereto. The Holder shall surrender the Exchanged Warrant in accordance with Section 1 within 5 days of the date hereof. All Exchange Shares shall be deemed to have been validly issued, and any person so designated to be named therein shall be deemed to have become a holder of such Exchange Shares as of the close of business on the date of the delivery thereof. All Exchange Shares shall be issued without restrictive legends; in connection with which, the Holder shall provide satisfactory representation letters and other documentation as may reasonably be requested by counsel to the Company. Upon receipt by the Holder of the Exchange Shares, the Holder shall have no further rights under and hereby waives all claims in or with respect to the Exchanged Warrant and that certain Securities Purchase Agreement, dated as of October 20, 2022 (the “Purchase Agreement”), including, without limitation, any conversion or redemption rights or the right to receive any dividends that may have accrued on such Exchanged Warrant; provided, however, that the Holder will retain its indemnification right under Section 4.8 of the Purchase Agreement. Upon receipt by the Company of the Exchanged Warrant, the Company shall have no further rights under and hereby waives all claims in or with respect to the Exchanged Warrant and the Purchase Agreement.

3.    The Holder’s Representations and Warranties. The Holder acknowledges that it has been informed by the Company that the issuance of the Exchange Shares in the Exchange will be exempt from registration under Section 3(a)(9) of the Securities Act and will not be registered pursuant to the securities or the blue sky laws of any state. The Holder represents and warrants, as of the date hereof and the Exchange Date, that:

(a)

It has the requisite power and authority to enter into this Agreement and any related documents and consummate the Exchange, and such transactions will not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Holder;

(b)	It is the sole legal and beneficial owner of the Exchanged Warrant, free and clear of any pledge, lien, charge, encumbrance, voting trust arrangement or other adverse claim;

(c)

It has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of the Exchanged Warrant (including any related warrant certificates) or its rights in its Exchanged Warrant, (ii) exercised the Exchanged Warrant or (iii) given any Person any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Warrant;

(d)

Neither the execution nor delivery of this Agreement nor the consummation of the Exchange (i) will conflict with or result in a breach, default or violation of any agreement or judgment to which the Holder is a party or to which it is subject, (ii) will result in the creation of any lien, charge or other encumbrance on the Exchanged Warrant or (iii) will require the Holder to obtain the consent of any private nongovernmental third party not already obtained;

(e)

It has been informed that the exchange of the Exchanged Warrant for the Exchange Shares is being conducted in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act;

(f)

It (i) is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to effect the Exchange, (ii) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the Exchange, (iii) is a sophisticated investor and understands the risks of, and other considerations relating to, the Exchange, including, without limitation, the risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “Commission”) and the risk of transacting on the basis of inferior information and (iv) is capable of sustaining a loss from its investment in the Exchange Shares without material injury;

(g)

As of the date hereof, the Holder acknowledges and agrees that the total number of the Company’s securities beneficially owned, directly or indirectly, by the Holder or any of its Affiliates is comprised of the Exchanged Warrant.

(h)

The Holder understands that the Company may be in possession of material non‑public information regarding the Company and its condition (financial and otherwise), results of operations, businesses, properties, management, plans and prospects that may impact the value of the Common Stock and the Exchanged Warrant. The Company and its affiliates shall have no liability or obligation to the Holder or any other person, and such Holder hereby waives and releases the Company and its affiliates from any claims that it might have against the Company or its affiliates, whether under applicable securities laws or otherwise, with respect to the nondisclosure of such material non-public information;

(i)

Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange; and

(j)	It acknowledges that the Company is relying on its representations and warranties to complete the Exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act.

4.    Representations of the Company. The Company hereby represents and warrants, as of the date hereof and the Exchange Date, to the Holder as follows:

(a)

The Company has full power, authority and capacity to execute this Agreement, and the capacity and authority to make the representations, warranties, covenants and agreements herein and therein and to consummate the Exchange. The execution, delivery and performance by the Company of this Agreement and the consummation of the Exchange have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity.

(b)	The Exchange Shares have been duly authorized by all necessary corporate action. As issued in accordance with the terms hereof, the Exchange Shares are validly issued, fully paid and nonassessable.

(c)	The Company has not paid any commission or other remuneration directly or indirectly for soliciting the Exchange.

(d)

The Company has provided the Holder with accurate terms for that certain Securities Purchase Agreement, dated December 1, 2023, by and between the Company and Funicular Funds, LP (the “Fundamental Transaction”).

5.    Expenses. Each party hereto shall bear all of its legal, accounting and other costs and expenses incident to the negotiation of this Agreement and the performance of the transactions contemplated herein.

6.    Voting Commitment. From and after the date hereof and until December 1, 2024, the Holder shall vote, or cause to be voted, all shares of Common Stock then beneficially owned by it and any if its controlled affiliates at all annual and special meetings of the Company’s shareholders or in connection with actions taken by written consent on all matters submitted to the shareholders of the Company in accordance with the recommendation of the Company’s Board of Directors.

7.    Disclosure. As soon as practicable following the date hereof, the Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby and the Fundamental Transaction, and (b) file a Current Report on Form 8-K with the Commission within the time required by the Securities Exchange Act of 1934, as amended. From and after the issuance of such press release, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of its officers, directors, employees, or agents, in connection with the transactions contemplated hereby and the Fundamental Transaction.

8.    Subsequent Equity Sales.

(a)	From the date hereof until February 29, 2024, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock.

(b)

Notwithstanding the foregoing, this Section 8 shall not apply with respect to the issuance of (i) securities contemplated by (1) the Securities Purchase Agreement, dated December 1, 2023, by and between the Company and Funicular Funds, LP, (2) the Exchange Agreement, dated December 1, 2023, by and between the Company and Sabby Volatility Warrant Master Fund, Ltd. and (3) the Exchange Agreement, dated December 1, 2023, by and between the Company and Cove Lane Master Fund LLC (collectively, the “Other Transactions”); (ii) securities to employees, officers or directors of the Company pursuant to any equity plan duly adopted for such purpose; (iii) securities upon the exercise, exchange. or conversion of any securities issued hereunder or in connection with the Other Transactions; and/or (iv) securities upon the exercise, exchange, or conversion of any other securities of the Company issued and outstanding on the date of this Agreement.

9.    Governing Law. The Agreement will be governed by and construed in accordance with the laws of the State of New York.

10.    Entire Agreement. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

11.    Modification; Waiver. No modification of this Agreement will be binding on the parties unless and until the modification is set forth in writing specifically referencing this Agreement and signed by all of the parties to this Agreement. The waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

12.    Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RICEBRAN TECHNOLOGIES

By:
	Name:	William J. Keneally
	Title:	Interim Chief Financial Officer and Secretary

HUDSON BAY MASTER FUND LTD., as Holder

By:
Name:
Title:

Schedule I

DTC Participant Information for Delivery of Exchange Shares

DTC Participant No:

Name of Participant:

Holder Account Information:

Holder Taxpayer ID No: